Exhibit 99.2

Sun Communities, Inc. Announces Upsizing and Pricing of Public Offering of Common Stock

Southfield, MI, April 29, 2020 (GLOBE NEWSWIRE) --  Sun Communities, Inc. (NYSE:SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates or has an interest in manufactured housing and recreational vehicle communities, today announced the pricing of an underwritten public offering of 4,320,000 shares of its common stock. The offering was upsized from 3,600,000 to 4,320,000 shares. As part of the offering, the Company granted the underwriters a 30-day option to purchase up to an additional 648,000 shares of its common stock. The offering is expected to close on Friday, May 1, 2020, subject to customary closing conditions.

The Company intends to use the net proceeds of the offering to repay borrowings outstanding under the revolving loan under its senior credit facility, to fund possible future acquisitions of properties and for working capital and general corporate purposes. Citigroup, BofA Securities, BMO Capital Markets and RBC Capital Markets are acting as joint book-running managers for the offering.

The offering will be made only by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained by contacting Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 telephone: (800) 831-9146; by contacting BofA Securities, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC 28255-0001, Attn: Prospectus Department or by email at dg.prospectus_requests@bofa.com; by contacting BMO Capital Markets, 3 Times Square, 25th Floor, New York, NY 10036, Attention: Syndicate Department, Telephone: (800) 414-3627, or by email at bmoprospectus@bmo.com; or by contacting RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, NY 10281-8098; Attention: Equity Syndicate; Phone: 877-822-4089; Email: equityprospectus@rbccm.com. The underwriters may offer the shares of our common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale is not permitted.

Sun Communities, Inc. is a REIT that, as of March 31, 2020, owned, operated, or had an interest in a portfolio of 424 communities comprising nearly 142,000 developed sites in 33 states and Ontario, Canada.

Forward Looking Statements

This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as "will," "may," "could," "expect," "anticipate," "believes," "intends," "should," "plans," "estimates," "approximate," "guidance," and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

Exhibit 99.2

These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond the Company's control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include the effects of the COVID-19 pandemic and related stay-at-home orders, quarantine policies and restrictions on travel, trade and business operations; national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, the performance of recent acquisitions, the ability to integrate future acquisitions smoothly and efficiently, changes in market rates of interest, changes in foreign currency exchange rates, the ability of manufactured home buyers to obtain financing and the level of repossessions by manufactured home lenders. Further details of potential risks that may affect the Company are described in the Company’s periodic reports filed with the U.S. Securities and Exchange Commission, including in the "Risk Factors" sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company's assumptions, expectations of future events, or trends.

For Further Information at the Company:

Karen J. Dearing
Chief Financial Officer
(248) 208-2500
www.suncommunities.com